DENNY’S CORPORATION REPORTS RESULTS FOR FOURTH QUARTER AND FULL YEAR 2020

SPARTANBURG, S.C., February 16, 2021 - Denny’s Corporation (NASDAQ: DENN), franchisor and operator of one of America's largest franchised full-service restaurant chains, today reported results for its fourth quarter and full year ended December 30, 2020 and provided a business update on the impact of the COVID-19 pandemic on the Company’s operations.

John Miller, Chief Executive Officer, stated, “While 2020 was a year of unprecedented challenges, Denny's operators diligently protected the health and well-being of our guests and restaurant teams, while embracing innovative solutions like curbside pickup, drive up ordering and outdoor dining in an ever-evolving environment. We have since entered 2021 with confidence in our team's ability to continue navigating near-term headwinds and remain optimistic for the anticipated economic recovery. Our confidence is supported by an increasing distribution of vaccines, fiscal stimulus that should benefit our franchisees and consumers, and our rollout of two new virtual concepts where test results have been favorable and suggest a high degree of incremental transactions.”

Fourth Quarter 2020 Highlights

•Total Operating Revenue was $80.1 million.
•Domestic system-wide same-store sales** decreased 32.9%.
•Opened four franchise restaurants, including one international location.
•Completed five remodels at franchised restaurants.
•Operating Loss was $1.1 million.
•Franchise Operating Margin* was $21.4 million, or 45.2% of franchise and license revenue, and Company Restaurant Operating Margin* was $1.4 million, or 4.3% of company restaurant sales.
•Net Income was $2.4 million, or $0.04 per diluted share.
•Adjusted Net Loss* was $3.0 million, or $0.05 per diluted share.
•Adjusted EBITDA* was $8.0 million.
•Approximately $2.0 million of Adjusted EBITDA* was attributable to an additional operating week.
•Cash provided by (used in) operating, investing, and financing activities was $8.5 million, $3.4 million, and ($19.2) million, respectively.
•Adjusted Free Cash Flow* was $2.1 million.

Full Year 2020 Highlights

•Total Operating Revenue was $288.6 million.
•Domestic system-wide same-store sales** decreased 31.4%.
•Opened 20 franchise restaurants, including 8 international locations.
•Completed 22 remodels, including 20 at franchised restaurants.
•Operating Income was $6.7 million.
•Franchise Operating Margin* was $76.1 million, or 44.6% of franchise and license revenue, and Company Restaurant Operating Margin* was $3.6 million, or 3.0% of company restaurant sales.
•Net Loss was $5.1 million, or $0.08 per diluted share.
•Adjusted Net Loss* was $7.2 million, or $0.12 per diluted share.
•Adjusted EBITDA* was $26.6 million.
•Cash provided by (used in) operating, investing, and financing activities was ($3.1) million, $4.7 million, and ($1.0) million, respectively.
•Adjusted Free Cash Flow* was $1.6 million.

Current Trends

Following a consistent level of domestic system-wide same-store sales** performance in October and November, December results were significantly impacted by reinstated stay-at-home orders and additional capacity restrictions. As these restrictions began to ease during January and February, domestic system-wide same-store sales** improved as compared to the equivalent periods in 2019.

Average unit volumes of off-premise sales have more than doubled since the beginning of the COVID-19 pandemic, supported by temporarily waived delivery fees, curbside service programs, and shareable family meal packs.

In an effort to provide greater transparency due to the COVID-19 pandemic, Denny's is providing the following tables that present monthly results for 2020 and 2021 compared to the equivalent fiscal months in 2019:

Domestic System-Wide Same-Store Sales** Compared to 2019 Fiscal Periods:

Fiscal Year 2020: (31%)												Fiscal Year 2021: (29%)[1]
Q1: (6%)			Q2: (57%)			Q3: (34%)			Q4: (33%)
Jan	Feb	Mar	Apr	May	Jun	Jul	Aug	Sep	Oct	Nov	Dec	Jan	Feb[1]
3%	2%	(19%)	(76%)	(65%)	(41%)	(39%)	(35%)	(28%)	(26%)	(27%)	(41%)	(31%)	(25%)
1.Preliminary results through the first two weeks of fiscal February.

Domestic System Same-Store Sales** Compared to 2019 Fiscal Periods and Domestic Average Units for 2020 and 2021 Fiscal Periods
(Open Dining Rooms vs Closed Dining Rooms):

	Q2 2020			Q3 2020			Q4 2020			Q1 2021
	Apr	May	Jun	Jul	Aug	Sep	Oct	Nov	Dec	Jan	Feb[1]
Open Dining Rooms	(74%)	(47%)	(33%)	(36%)	(29%)	(24%)	(24%)	(23%)	(26%)	(15%)	(15%)
	2	222	1,087	1,244	1,044	1,127	1,289	1,239	891	927	1,010

Closed Dining Rooms	(76%)	(69%)	(68%)	(55%)	(47%)	(39%)	(33%)	(42%)	(61%)	(55%)	(42%)
	1,060	938	327	237	444	369	207	256	586	531	444

Temporary Closures	480	378	120	47	35	22	19	20	31	46	50
	1.Preliminary results through the first two weeks of fiscal February.

Domestic System Same-Store Sales** Compared to 2019 Fiscal Periods and Domestic Average Units for 2020 and 2021 Fiscal Periods
(24/7 Units vs Limited Hour Units):

	Q2 2020			Q3 2020			Q4 2020			Q1 2021
	Apr	May	Jun	Jul	Aug	Sep	Oct	Nov	Dec	Jan	Feb[1]
24/7 Units	(68%)	(57%)	(30%)	(31%)	(25%)	(19%)	(18%)	(18%)	(30%)	(20%)	(14%)
	185	323	435	458	472	496	516	538	516	519	528

Limited Hour Units	(78%)	(69%)	(47%)	(44%)	(41%)	(34%)	(31%)	(33%)	(49%)	(38%)	(33%)
	877	837	979	1,023	1,016	1,000	980	957	961	939	926

Temporary Closures	480	378	120	47	35	22	19	20	31	46	50
	1.Preliminary results through the first two weeks of fiscal February.

Domestic Capacity Restrictions as of February 12, 20211:

% of Domestic System
75% Capacity or Social Distancing	25%
50% - 66% Capacity	31%
25% - 33% Capacity	15%
Off-Premise Only	26%
No Restrictions	1%
Temporarily Closed	2%
Total	100%
1.Preliminary results.

Fourth Quarter Results

Denny’s total operating revenue was $80.1 million compared to $113.8 million in the prior year quarter. Franchise and license revenue was $47.2 million compared to $65.0 million in the prior year quarter. Company restaurant sales were $32.9 million compared to $48.8 million in the prior year quarter. These changes were primarily due to the impact of the COVID-19 pandemic on sales and fewer equivalent units, partially offset by an additional operating week.

Franchise Operating Margin* was $21.4 million, or 45.2% of franchise and license revenue, compared to $31.8 million, or 48.9%, in the prior year quarter. This change in margin was primarily due to the impact of the COVID-19 pandemic on sales and fewer equivalent units, partially offset by an additional operating week.

Company Restaurant Operating Margin* was $1.4 million, or 4.3% of company restaurant sales, compared to $8.7 million, or 17.7%, in the prior year quarter. This change in margin was primarily due to the impact of the COVID-19 pandemic on sales and fewer equivalent units, partially offset by approximately $1.0 million of favorable reserve adjustments and tax credits related to the CARES Act and an additional operating week.

Total general and administrative expenses were $20.5 million, compared to $15.4 million in the prior year quarter. This change was primarily due to an increase in share-based compensation expense, partially offset by a $3.1 million improvement in corporate administrative expenses from cost savings initiatives and previous reductions in personnel due to the COVID-19 pandemic including approximately $0.9 million in tax credits related to the CARES Act.

Interest expense, net was $4.6 million, compared to $3.6 million in the prior year quarter, with the increase primarily due to higher interest related to the Company's recent debt amendments and the amortization of dedesignated interest rate swap losses from accumulated other comprehensive loss, net. Denny’s ended the quarter with $225.4 million of total debt outstanding, including $210.0 million of borrowings under its credit facility.

The benefit from income taxes was $0.1 million, compared to a tax provision of $5.1 million in the prior year quarter, reflecting an effective tax rate of 2.7%. Approximately $0.5 million in net cash refunds were received during the quarter.

Net income was $2.4 million, or $0.04 per diluted share, compared to net income of $18.6 million, or $0.31 per diluted share, in the prior year quarter. Adjusted Net Loss* per diluted share was $0.05 compared to Adjusted Net Income* per diluted share of $0.23 in the prior year quarter.

Adjusted Free Cash Flow* and Capital Allocation

Denny’s Adjusted Free Cash Flow* in the quarter was $2.1 million after investing $1.5 million in cash capital expenditures, including maintenance capital.

Business Outlook

Given the dynamic and evolving impact of the COVID-19 pandemic on the Company's operations and uncertainty about the timing and extent of an anticipated recovery, the Company cannot reasonably provide a business outlook for the fiscal year ending December 29, 2021 at this time.

*    Please refer to the Reconciliation of Net Income (Loss) and Net Cash Provided by (Used in) Operating Activities to Non-GAAP Financial Measures, as well as the Reconciliation of Operating Income (Loss) to Non-GAAP Financial Measures included in the following tables.

** Same-store sales include sales at company restaurants and non-consolidated franchised and licensed restaurants that were open the same period in the noted prior period. Total operating revenue is limited to company restaurant sales and royalties, advertising revenue, fees and occupancy revenue from non-consolidated franchised and licensed restaurants. Accordingly, domestic franchise same-store sales and domestic system-wide same-store sales should be considered as a supplement to, not a substitute for, the Company's results as reported under GAAP.

Conference Call and Webcast Information

Denny’s will provide further commentary on the results for the fourth quarter ended December 30, 2020 on its quarterly investor conference call today, Tuesday, February 16, 2021 at 4:30 p.m. Eastern Time. Interested parties are invited to listen to a live broadcast of the conference call accessible through the investor relations section of Denny’s website at investor.dennys.com.

About Denny’s

Denny's Corporation is the franchisor and operator of one of America's largest franchised full-service restaurant chains, based on the number of restaurants. As of December 30, 2020, Denny’s had 1,650 franchised, licensed, and company restaurants around the world including 146 restaurants in Canada, Puerto Rico, Mexico, the Philippines, New Zealand, Honduras, the United Arab Emirates, Costa Rica, Guam, Guatemala, El Salvador, Indonesia, and the United Kingdom. For further information on Denny's, including news releases, links to SEC filings, and other financial information, please visit the Denny's investor relations website at investor.dennys.com.

Cautionary Language Regarding Forward-Looking Statements

The Company urges caution in considering its current trends and any outlook on earnings disclosed in this press release. In addition, certain matters discussed in this release may constitute forward-looking statements. These forward-looking statements, which reflect management's best judgment based on factors currently known, are intended to speak only as of the date such statements are made and involve risks, uncertainties, and other factors that may cause the actual performance of Denny’s Corporation, its subsidiaries, and underlying restaurants to be materially different from the performance indicated or implied by such statements. Words such as “expect”, “anticipate”, “believe”, “intend”, “plan”, “hope”, "will", and variations of such words and similar expressions are intended to identify such forward-looking statements. Except as may be required by law, the Company expressly disclaims any obligation to update these forward-looking statements to reflect events or circumstances after the date of this release or to reflect the occurrence of unanticipated events. Factors that could cause actual performance to differ materially from the performance indicated by these forward-looking statements include, among others: the rapidly evolving COVID-19 pandemic and related containment measures, including the potential for further operational disruption from government mandates affecting restaurants; economic, public health, social and political conditions that impact consumer confidence and spending with respect to social unrest and the COVID-19 pandemic; competitive pressures from within the restaurant industry; the level of success of the Company’s operating initiatives and advertising and promotional efforts; adverse publicity; health concerns arising from food-related pandemics, outbreaks of flu viruses or other diseases; changes in business strategy or development plans; terms and availability of capital; regional weather conditions; overall changes in the general economy (including with regard to energy costs), particularly at the retail level; political environment (including acts of war and terrorism); and other factors from time to time set forth in the Company’s SEC reports and other filings, including but not limited to the discussion in Management’s Discussion and Analysis and the risks identified in Item 1A. Risk Factors contained in the Company’s Annual Report on Form 10-K for the year ended December 25, 2019 (and in the Company’s subsequent Quarterly Reports on Form 10-Q and Current Reports on Form 8-K).

Investor Contact:
Curt Nichols
877-784-7167

Media Contact:
Hadas Streit, Allison+Partners
646-428-0629

DENNY’S CORPORATION
Condensed Consolidated Balance Sheets
(Unaudited)

(In thousands)	12/30/20	12/25/19
Assets
Current assets
Cash and cash equivalents	$3,892	$3,372
Investments	2,272	3,649
Receivables, net	21,349	27,488
Assets held for sale	1,125	1,925
Other current assets	20,028	16,299
Total current assets	48,666	52,733
Property, net	86,154	97,626
Financing lease right-of-use assets, net	9,830	11,720
Operating lease right-of-use assets, net	139,534	158,550
Goodwill	36,884	36,832
Intangible assets, net	51,559	53,956
Deferred income taxes, net	23,210	14,718
Other noncurrent assets, net	35,112	34,252
Total assets	$430,949	$460,387

Liabilities
Current liabilities
Current finance lease liabilities	$1,839	$1,674
Current operating lease liabilities	16,856	16,344
Accounts payable	12,021	20,256
Other current liabilities	46,462	57,307
Total current liabilities	77,178	95,581
Long-term liabilities
Long-term debt	210,000	240,000
Noncurrent finance lease liabilities	13,530	14,779
Noncurrent operating lease liabilities	137,534	152,750
Other	123,153	95,341
Total long-term liabilities	484,217	502,870
Total liabilities	561,395	598,451

Shareholders' deficit
Common stock	640	1,094
Paid-in capital	123,833	603,980
Deficit	(194,514)	(189,398)
Accumulated other comprehensive loss, net of tax	(60,405)	(33,960)
Treasury stock	—	(519,780)
Total shareholders' deficit	(130,446)	(138,064)
Total liabilities and shareholders' deficit	$430,949	$460,387

Debt Balances
(In thousands)	12/30/20	12/25/19
Credit facility revolver due 2022	$210,000	$240,000
Finance lease liabilities	15,369	16,453
Total debt	$225,369	$256,453

DENNY’S CORPORATION
Condensed Consolidated Statements of Operations
(Unaudited)

	Quarter Ended
(In thousands, except per share amounts)	12/30/20	12/25/19
Revenue:
Company restaurant sales	$32,892	$48,803
Franchise and license revenue	47,213	65,033
Total operating revenue	80,105	113,836
Costs of company restaurant sales, excluding depreciation and amortization	31,475	40,147
Costs of franchise and license revenue, excluding depreciation and amortization	25,861	33,261
General and administrative expenses	20,451	15,359
Depreciation and amortization	3,909	4,227
Operating (gains), losses and other charges, net	(511)	(5,721)
Total operating costs and expenses, net	81,185	87,273
Operating income (loss)	(1,080)	26,563
Interest expense, net	4,645	3,570
Other nonoperating expense (income), net	(8,022)	(652)
Income before income taxes	2,297	23,645
Provision for (benefit from) income taxes	(62)	5,086
Net income	$2,359	$18,559

Basic net income per share	$0.04	$0.32
Diluted net income per share	$0.04	$0.31

Basic weighted average shares outstanding	64,898	58,406
Diluted weighted average shares outstanding	65,467	60,343

Comprehensive income	$3,159	$26,506

General and Administrative Expenses	Quarter Ended
(In thousands)	12/30/20	12/25/19
Corporate administrative expenses	$9,833	$12,923
Share-based compensation	5,976	(448)
Incentive compensation	3,046	2,096
Deferred compensation valuation adjustments	1,596	788
Total general and administrative expenses	$20,451	$15,359

DENNY’S CORPORATION
Condensed Consolidated Statements of Operations
(Unaudited)

	Fiscal Year Ended
(In thousands, except per share amounts)	12/30/20	12/25/19
Revenue:
Company restaurant sales	$118,160	$306,377
Franchise and license revenue	170,445	235,012
Total operating revenue	288,605	541,389
Costs of company restaurant sales, excluding depreciation and amortization	114,569	258,396
Costs of franchise and license revenue, excluding depreciation and amortization	94,348	120,326
General and administrative expenses	55,040	69,018
Depreciation and amortization	16,161	19,846
Operating (gains), losses and other charges, net	1,808	(91,180)
Total operating costs and expenses, net	281,926	376,406
Operating income	6,679	164,983
Interest expense, net	17,965	18,547
Other nonoperating expense (income), net	(4,171)	(2,763)
Income (loss) before income taxes	(7,115)	149,199
Provision for (benefit from) income taxes	(1,999)	31,789
Net income (loss)	$(5,116)	$117,410

Basic net income (loss) per share	$(0.08)	$1.96
Diluted net income (loss) per share	$(0.08)	$1.90

Basic weighted average shares outstanding	60,812	59,944
Diluted weighted average shares outstanding	60,812	61,833

Comprehensive income (loss)	$(31,561)	$87,596

General and Administrative Expenses	Fiscal Year Ended
(In thousands)	12/30/20	12/25/19
Corporate administrative expenses	$41,135	$50,319
Share-based compensation	7,948	6,694
Incentive compensation	4,351	9,425
Deferred compensation valuation adjustments	1,606	2,580
Total general and administrative expenses	$55,040	$69,018

DENNY’S CORPORATION
Reconciliation of Net Income (Loss) and Net Cash Provided by (Used in) Operating Activities to Non-GAAP Financial Measures
(Unaudited)

The Company believes that, in addition to GAAP measures, certain non-GAAP financial measures are appropriate indicators to assist in the evaluation of operating performance and liquidity on a period-to-period basis. The Company uses Adjusted EBITDA, Adjusted Free Cash Flow, Adjusted Net Income (Loss) and Adjusted Net Income (Loss) Per Share internally as performance measures for planning purposes, including the preparation of annual operating budgets, and for compensation purposes, including incentive compensation for certain employees. Adjusted EBITDA is also used in the calculation of financial covenant ratios in accordance with the Company’s credit facility. Adjusted Free Cash Flow is also used as a non-GAAP liquidity measure by Management to assess the Company’s ability to generate cash and plan for future operating and capital actions. Management believes that the presentation of Adjusted EBITDA, Adjusted Net Income (Loss), Adjusted Net Income (Loss) Per Share and Adjusted Free Cash Flow provide useful information to investors and analysts about the Company’s operating results, financial condition or cash flows. However, each of these non-GAAP financial measures should be considered as a supplement to, not a substitute for, operating income (loss), net income (loss), net cash provided by (used in) operating activities, or other financial performance and liquidity measures prepared in accordance with U.S. generally accepted accounting principles.

	Quarter Ended		Fiscal Year Ended
(In thousands, except per share amounts)	12/30/20	12/25/19	12/30/20	12/25/19
Net income (loss)	$2,359	$18,559	$(5,116)	$117,410
Provision for (benefit from) income taxes	(62)	5,086	(1,999)	31,789
Operating (gains), losses and other charges, net	(511)	(5,721)	1,808	(91,180)
Other nonoperating expense (income), net	(8,022)	(652)	(4,171)	(2,763)
Share-based compensation	5,976	(448)	7,948	6,694
Deferred compensation plan valuation adjustments	1,596	788	1,606	2,580
Interest expense, net	4,645	3,570	17,965	18,547
Depreciation and amortization	3,909	4,227	16,161	19,846
Cash payments for restructuring charges and exit costs	(575)	(529)	(2,981)	(2,581)
Cash payments for share-based compensation	(1,354)	—	(4,578)	(3,559)
Adjusted EBITDA	$7,961	$24,880	$26,643	$96,783

Net cash provided by (used in) operating activities	$8,473	$11,301	$(3,137)	$43,327
Capital expenditures	(1,486)	(1,329)	(6,962)	(13,975)
Acquisition of restaurants and real estate	—	(1,864)	—	(11,320)
Cash payments for restructuring charges and exit costs	(575)	(529)	(2,981)	(2,581)
Cash payments for share-based compensation	(1,354)	—	(4,578)	(3,559)
Deferred compensation plan valuation adjustments	1,596	788	1,606	2,580
Other nonoperating expense (income), net	(8,022)	(652)	(4,171)	(2,763)
Gains on investments	6	1	123	180
Gains (losses) on early extinguishment of debt and leases	(181)	(153)	(224)	4
Amortization of deferred financing costs	(285)	(152)	(876)	(608)
Gains (losses) on interest rate swap derivatives, net	6,349	—	2,164	—
Interest expense, net	4,645	3,570	17,965	18,547
Cash interest expense, net (1)	(4,912)	(3,332)	(18,047)	(17,551)
Deferred income tax expense	(6,486)	(6,411)	(3,981)	(16,005)
Decrease in tax valuation allowance	3,041	2,935	3,041	2,935
Provision for (benefit from) income taxes	(62)	5,086	(1,999)	31,789
Income taxes received (paid), net	539	(6,294)	(6)	(24,147)
Changes in operating assets and liabilities	816	9,096	23,691	22,937
Adjusted Free Cash Flow	$2,102	$12,061	$1,628	$29,790

(1)	Includes cash interest expense, net and cash payments of approximately $0.8 million and $1.9 million for dedesignated interest rate swap derivatives for the quarter and year ended December 30, 2020, respectively.

DENNY’S CORPORATION
Reconciliation of Net Income (Loss) and Net Cash Provided by (Used in) Operating Activities to Non-GAAP Financial Measures
(Unaudited)
	Quarter Ended		Fiscal Year Ended
(In thousands, except per share amounts)	12/30/20	12/25/19	12/30/20	12/25/19
Adjusted EBITDA	$7,961	$24,880	$26,643	$96,783
Cash interest expense, net (1)	(4,912)	(3,332)	(18,047)	(17,551)
Cash received (paid) for income taxes, net	539	(6,294)	(6)	(24,147)
Cash paid for capital expenditures	(1,486)	(3,193)	(6,962)	(25,295)
Adjusted Free Cash Flow	$2,102	$12,061	$1,628	$29,790

	Quarter Ended		Fiscal Year Ended
(In thousands, except per share amounts)	12/30/20	12/25/19	12/30/20	12/25/19
Net income (loss)	$2,359	$18,559	$(5,116)	$117,410
(Gains) losses on interest rate swap derivatives, net	(6,349)	—	(2,164)	—
(Gains) losses on sales of assets and other, net	(2,418)	(6,111)	(4,678)	(93,608)
Impairment charges	1,564	—	4,083	—
Tax effect (2)	1,848	1,571	706	24,057
Adjusted Net Income (Loss)	$(2,996)	$14,019	$(7,169)	$47,859

Diluted weighted average shares outstanding	64,898	60,343	60,812	61,833

Diluted Net Income (Loss) Per Share	$0.04	$0.31	$(0.08)	$1.90
Adjustments Per Share	$(0.09)	$(0.08)	$(0.04)	$(1.13)
Adjusted Net Income (Loss) Per Share	$(0.05)	$0.23	$(0.12)	$0.77

(1)	Includes cash interest expense, net and cash payments of approximately $0.8 million and $1.9 million for dedesignated interest rate swap derivatives for the quarter and year ended December 30, 2020, respectively.
(2)	Tax adjustments for the quarter ended December 30, 2020 reflect an effective tax rate of 25.7%. Tax adjustments for the year ended December 30, 2020 are calculated using an effective tax rate of 25.6%. Tax adjustments for the gains on sales of assets and other, net for the quarter and year ended December 25, 2019 are calculated using an effective tax rate of 25.7%.

DENNY’S CORPORATION
Reconciliation of Operating Income (Loss) to Non-GAAP Financial Measures
(Unaudited)

The Company believes that, in addition to GAAP measures, certain other non-GAAP financial measures are appropriate indicators to assist in the evaluation of restaurant-level operating efficiency and performance of ongoing restaurant-level operations. The Company uses Restaurant-level Operating Margin, Company Restaurant Operating Margin and Franchise Operating Margin internally as performance measures for planning purposes, including the preparation of annual operating budgets, and these three non-GAAP measures are used to evaluate operating effectiveness.

The Company defines Restaurant-level Operating Margin as operating income (loss) excluding the following three items: general and administrative expenses, depreciation and amortization, and operating (gains), losses and other charges, net. Restaurant-level Operating Margin is presented as a percent of total operating revenue. The Company excludes general and administrative expenses, which include primarily non-restaurant-level costs associated with support of company and franchised restaurants and other activities at their corporate office. The Company excludes depreciation and amortization expense, substantially all of which is related to company restaurant-level assets, because such expenses represent historical sunk costs which do not reflect current cash outlays for the restaurants. The Company excludes special items, included within operating (gains), losses and other charges, net, to provide investors with a clearer perspective of its ongoing operating performance and a more relevant comparison to prior period results.

Restaurant-level Operating Margin is the total of Company Restaurant Operating Margin and Franchise Operating Margin. The Company defines Company Restaurant Operating Margin as company restaurant sales less costs of company restaurant sales (which include product costs, company restaurant level payroll and benefits, occupancy costs, and other operating costs including utilities, repairs and maintenance, marketing and other expenses) and presents it as a percent of company restaurant sales. The Company defines Franchise Operating Margin as franchise and license revenue (which includes franchise royalties and other non-food and beverage revenue streams such as initial franchise fees, advertising revenue and occupancy revenue) less costs of franchise and license revenue and presents it as a percent of franchise and license revenue.

These non-GAAP financial measures provide a meaningful comparison between periods and enable investors to focus on the performance of restaurant-level operations by excluding revenues and costs unrelated to food and beverage sales in addition to corporate general and administrative expense, depreciation and amortization, and operating (gains), losses and other charges, net. However, each of these non-GAAP financial measures should be considered as a supplement to, not a substitute for, operating income (loss), net income (loss) or other financial performance measures prepared in accordance with U.S. generally accepted accounting principles. Restaurant-level Operating Margin, Company Restaurant Operating Margin and Franchise Operating Margin do not accrue directly to the benefit of shareholders because of the aforementioned excluded items, and are not indicative of the overall results for the Company.

	Quarter Ended		Fiscal Year Ended
(In thousands)	12/30/20	12/25/19	12/30/20	12/25/19
Operating income (loss)	$(1,080)	$26,563	$6,679	$164,983
General and administrative expenses	20,451	15,359	55,040	69,018
Depreciation and amortization	3,909	4,227	16,161	19,846
Operating (gains), losses and other charges, net	(511)	(5,721)	1,808	(91,180)
Restaurant-level Operating Margin	$22,769	$40,428	$79,688	$162,667

Restaurant-level Operating Margin consists of:
Company Restaurant Operating Margin (1)	$1,417	$8,656	$3,591	$47,981
Franchise Operating Margin (2)	21,352	31,772	76,097	114,686
Restaurant-level Operating Margin	$22,769	$40,428	$79,688	$162,667

(1)	Company Restaurant Operating Margin is calculated as operating income plus general and administrative expenses; depreciation and amortization; operating (gains), losses and other charges, net; and costs of franchise and license revenue; less franchise and license revenue.
(2)	Franchise Operating Margin is calculated as operating income plus general and administrative expenses; depreciation and amortization; operating (gains), losses and other charges, net; and costs of company restaurant sales; less company restaurant sales.

DENNY’S CORPORATION
Operating Margins
(Unaudited)

	Quarter Ended
(In thousands)	12/30/20		12/25/19
Company restaurant operations: (1)
Company restaurant sales	$32,892	100.0%	$48,803	100.0%
Costs of company restaurant sales:
Product costs	8,275	25.2%	11,849	24.3%
Payroll and benefits	14,614	44.4%	18,331	37.6%
Occupancy	2,712	8.2%	3,030	6.2%
Other operating costs:
Utilities	1,333	4.1%	1,443	3.0%
Repairs and maintenance	680	2.1%	1,050	2.2%
Marketing	1,133	3.4%	1,838	3.8%
Other direct costs	2,728	8.3%	2,606	5.3%
Total costs of company restaurant sales	$31,475	95.7%	$40,147	82.3%
Company restaurant operating margin (non-GAAP) (2)	$1,417	4.3%	$8,656	17.7%

Franchise operations: (3)
Franchise and license revenue:
Royalties	$19,039	40.3%	$29,071	44.7%
Advertising revenue	15,060	31.9%	21,562	33.2%
Initial and other fees	2,399	5.1%	2,291	3.5%
Occupancy revenue	10,715	22.7%	12,109	18.6%
Total franchise and license revenue	$47,213	100.0%	$65,033	100.0%

Costs of franchise and license revenue:
Advertising costs	$15,060	31.9%	$21,561	33.2%
Occupancy costs	6,636	14.1%	7,788	12.0%
Other direct costs	4,165	8.8%	3,912	6.0%
Total costs of franchise and license revenue	$25,861	54.8%	$33,261	51.1%
Franchise operating margin (non-GAAP) (2)	$21,352	45.2%	$31,772	48.9%

Total operating revenue (4)	$80,105	100.0%	$113,836	100.0%
Total costs of operating revenue (4)	57,336	71.6%	73,408	64.5%
Restaurant-level operating margin (non-GAAP) (4)(2)	$22,769	28.4%	$40,428	35.5%

Other operating expenses: (4)(2)
General and administrative expenses	$20,451	25.5%	$15,359	13.5%
Depreciation and amortization	3,909	4.9%	4,227	3.7%
Operating (gains), losses and other charges, net	(511)	(0.6)%	(5,721)	(5.0)%
Total other operating expenses	$23,849	29.8%	$13,865	12.2%

Operating income (loss) (4)	$(1,080)	(1.3)%	$26,563	23.3%

(1)		As a percentage of company restaurant sales.
(2)		Other operating expenses such as general and administrative expenses and depreciation and amortization relate to both company and franchise operations and are not allocated to costs of company restaurant sales and costs of franchise and license revenue. As such, operating margin is considered a non-GAAP financial measure. Operating margins should be considered as a supplement to, not as a substitute for, operating income (loss), net income (loss) or other financial measures prepared in accordance with U.S. generally accepted accounting principles.
(3)		As a percentage of franchise and license revenue.
(4)		As a percentage of total operating revenue.

DENNY’S CORPORATION
Operating Margins
(Unaudited)

	Fiscal Year Ended
(In thousands)	12/30/20		12/25/19
Company restaurant operations: (1)
Company restaurant sales	$118,160	100.0%	$306,377	100.0%
Costs of company restaurant sales:
Product costs	29,816	25.2%	74,720	24.4%
Payroll and benefits	51,684	43.7%	118,806	38.8%
Occupancy	11,241	9.5%	18,613	6.1%
Other operating costs:
Utilities	5,148	4.4%	10,359	3.4%
Repairs and maintenance	2,608	2.2%	6,792	2.2%
Marketing	3,904	3.3%	11,195	3.7%
Other direct costs	10,168	8.6%	17,911	5.8%
Total costs of company restaurant sales	$114,569	97.0%	$258,396	84.3%
Company restaurant operating margin (non-GAAP) (2)	$3,591	3.0%	$47,981	15.7%

Franchise operations: (3)
Franchise and license revenue:
Royalties	$67,501	39.6%	$108,813	46.3%
Advertising revenue	53,745	31.5%	81,144	34.5%
Initial and other fees	7,332	4.3%	6,541	2.8%
Occupancy revenue	41,867	24.6%	38,514	16.4%
Total franchise and license revenue	$170,445	100.0%	$235,012	100.0%

Costs of franchise and license revenue:
Advertising costs	$53,745	31.5%	$81,144	34.5%
Occupancy costs	26,732	15.7%	25,806	11.0%
Other direct costs	13,871	8.1%	13,376	5.7%
Total costs of franchise and license revenue	$94,348	55.4%	$120,326	51.2%
Franchise operating margin (non-GAAP) (2)	$76,097	44.6%	$114,686	48.8%

Total operating revenue (4)	$288,605	100.0%	$541,389	100.0%
Total costs of operating revenue (4)	208,917	72.4%	378,722	70.0%
Restaurant-level operating margin (non-GAAP) (4)(2)	$79,688	27.6%	$162,667	30.0%

Other operating expenses: (4)(2)
General and administrative expenses	$55,040	19.1%	$69,018	12.7%
Depreciation and amortization	16,161	5.6%	19,846	3.7%
Operating (gains), losses and other charges, net	1,808	0.6%	(91,180)	(16.8)%
Total other operating expenses	$73,009	25.3%	$(2,316)	(0.4)%

Operating income (4)	$6,679	2.3%	$164,983	30.5%

(1)		As a percentage of company restaurant sales.
(2)		Other operating expenses such as general and administrative expenses and depreciation and amortization relate to both company and franchise operations and are not allocated to costs of company restaurant sales and costs of franchise and license revenue. As such, operating margin is considered a non-GAAP financial measure. Operating margin should be considered as a supplement to, not as a substitute for, operating income (loss), net income (loss) or other financial measures prepared in accordance with U.S. generally accepted accounting principles.
(3)		As a percentage of franchise and license revenue.
(4)		As a percentage of total operating revenue.

DENNY’S CORPORATION
Statistical Data
(Unaudited)

Changes in Same-Store Sales (1)	Quarter Ended		Fiscal Year Ended
(increase (decrease) vs. prior year)	12/30/20	12/25/19	12/30/20	12/25/19
Company Restaurants	(34.9)%	0.5%	(36.7)%	1.9%
Domestic Franchised Restaurants	(32.8)%	1.8%	(30.9)%	2.0%
Domestic System-wide Restaurants	(32.9)%	1.7%	(31.4)%	2.0%

Average Unit Sales	Quarter Ended		Fiscal Year Ended
(In thousands)	12/30/20	12/25/19	12/30/20	12/25/19
Company Restaurants	$499	$695	$1,812	$2,477
Franchised Restaurants	$314	$427	$1,181	$1,669

		Franchised
Restaurant Unit Activity	Company	& Licensed	Total
Ending Units September 23, 2020	66	1,598	1,664
Units Opened	—	4	4
Units Closed	(1)	(17)	(18)
Net Change	(1)	(13)	(14)
Ending Units December 30, 2020	65	1,585	1,650

Equivalent Units
Fourth Quarter 2020	66	1,594	1,660
Fourth Quarter 2019	70	1,634	1,704
Net Change	(4)	(40)	(44)

		Franchised
Restaurant Unit Activity	Company	& Licensed	Total
Ending Units December 25, 2019	68	1,635	1,703
Units Opened	—	20	20
Units Closed	(3)	(70)	(73)
Net Change	(3)	(50)	(53)
Ending Units December 30, 2020	65	1,585	1,650

Equivalent Units
Year-to-Date 2020	65	1,614	1,679
Year-to-Date 2019	124	1,578	1,702
Net Change	(59)	36	(23)

(1)	Same-store sales include sales at company restaurants and non-consolidated franchised and licensed restaurants that were open the same period in the prior year. Total operating revenue is limited to company restaurant sales and royalties, advertising revenue, fees and occupancy revenue from non-consolidated franchised and licensed restaurants. Accordingly, domestic franchise same-store sales and domestic system-wide same-store sales should be considered as a supplement to, not a substitute for, the Company's results as reported under GAAP.